SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARQULE, INC.

(Exact Name of registrant as specified in its charter)

Delaware	58-1959440

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

19 Presidential Way,
Woburn, Massachusetts 01801
(Address, including zip code, of principal executive offices)

ArQule, Inc. Amended and Restated 1994 Equity Incentive Plan
(Full title of the plan)

Dr. Stephen A. Hill
President and Chief Executive Officer
ArQule, Inc.
19 Presidential Way,
Woburn, Massachusetts 01801
(781) 994-0300

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:
Richard E. Baltz, Esq.
Arnold & Porter
555 12th Street, N.W.
Washington, D.C. 20004
(202) 942-5124

Calculation of Registration Fee

Proposed
		maximum offering	Proposed maximum
Title of securities to be	Amount to be	price per unit	aggregate offering	Amount of
registered	registered (1)	(2)(3)	price (3)	registration fee
Common Stock, $.01 par value	600,000	$5.02	$3,012,000	$354.51

(1)	Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock issuable pursuant to the anti-dilution provisions of the Amended and Restated 1994 Equity Incentive Plan.

(2)	Calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock as reported on April 6, 2005 on the Nasdaq National Market which date is within 5 business days prior to the date of the filing of this Registration Statement.

(3)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

The prospectus which will be part of this registration statement is a combined prospectus under SEC Rule 429 intended to be used for the offering of (a) the shares of the Company’s Common Stock registered hereunder, and (b) the shares of the Company’s Common Stock remaining to be issued which have been previously registered by Registration Statements on Form S-8 File Nos. 333-25371, 333-55705, 333-43044, 333-68058 and 333-105299.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
PART II
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-4 ArQule, Inc. Amended and Restated 1994 Director Stock Option Plan, as amended
EX-5 Opinion of Robert J. Connaughton, Jr., filed herewith
EX-23.2 Consent of PricewaterhouseCoopers LLP, filed herewith
EX-24 Powers of Attorney of certain officers and directors of ArQule, Inc., filed herewith

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

     This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the ArQule, Inc. (the “Company”) Amended and Restated 1994 Equity Incentive Plan (the “Plan”) is already effective. In accordance with General Instruction E to Form S-8, the contents of (i) the Company’s Registration Statement on Form S-8 (File No. 333-25371) filed with the Securities Exchange Commission (the “Commission”) on April 17, 1997, relating to the registration of 2,672,828 shares of the Company’s common stock, $.01 par value per share (the “Common Stock”) authorized for issuance under the Plan, (ii) the Company’s Registration Statement on Form S-8 (File No. 333-55705) filed with the Commission on June 1, 1998, relating to the registration of 1,500,000 shares of Common Stock authorized for issuance under the Plan, (iii) the Company’s Registration Statement on Form S-8 (File No. 333-43044) filed with the Commission on August 4, 2000, relating to the registration of 1,000,000 shares of Common Stock authorized for issuance under the Plan, (iv) the Company’s Registration Statement on Form S-8 (File No. 333-68058) filed with the Commission on August 21, 2001, relating to registration of 1,000,000 shares of Common Stock authorized for issuance under the Plan, and (v) the Company’s Registration Statement on Form S-8 (File No. 333-105299) filed with the Commission on May 15, 2003, relating to registration of 1,000,000 shares of Common Stock authorized for issuance under the Plan, are incorporated by reference in their entirety in this Registration Statement.

     This Registration Statement provides for the registration of an additional 600,000 shares of Common Stock authorized for issuance under the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

     The following documents filed by the Company (File No. 000-20713) with the Commission under the Securities Exchange Act of 1934, as amended (“Exchange Act”), are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 16, 2005.

(b)	The description of the Company’s Common Stock contained in a registration statement on Form 8-A filed with the Commission on September 25, 1996, and any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 8.      Exhibits

Exhibit 4	ArQule, Inc. Amended and Restated 1994 Equity Incentive Plan, as amended.

Exhibit 5	Opinion of Robert J. Connaughton, Jr., filed herewith.

Exhibit 23.1	Consent of Robert J. Connaughton, Jr., included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2	Consent of PricewaterhouseCoopers LLP, filed herewith.

Exhibit 24	Powers of Attorney of certain officers and directors of ArQule, Inc., filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Woburn, Commonwealth of Massachusetts, on March 16, 2005.

ARQULE, INC.
By:	/s/ Stephen A. Hill
Stephen A. Hill
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen A. Hill Stephen A. Hill	President, Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2005

/s/ Louise A. Mawhinney Louise A. Mawhinney	Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	March 16, 2005

/s/ Patrick Zenner Patrick Zenner	Chairman of the Board	March 16, 2005

/s/ Laura Avakian Laura Avakian	Director	March 16, 2005

/s/ Timothy C. Barabe Timothy C. Barabe	Director	March 16, 2005

/s/ Werner Cautreels Werner Cautreels	Director	March 16, 2005

/s/ Tuan Ha-Ngoc Tuan Ha-Ngoc	Director	March 16, 2005

/s/ William Messenger William Messenger	Director	March 16, 2005

INDEX TO EXHIBITS

Exhibit 4	ArQule, Inc. Amended and Restated 1994 Equity Incentive Plan, as amended, filed herewith.

Exhibit 5	Opinion of Robert J. Connaughton, Jr., filed herewith.

Exhibit 23.1	Consent of Robert J. Connaughton, Jr., included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2	Consent of PricewaterhouseCoopers LLP, filed herewith.

Exhibit 24	Powers of Attorney of certain officers and directors of ArQule, Inc., filed herewith.